UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2011

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Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2011, Cytomedix, Inc., a Delaware corporation (the “Company”) notified the staff of the NYSE Amex (the “Exchange”) of its intent to withdraw the request for a hearing, and the Exchange notified the Company that the Company’s common stock would cease trading on the Exchange with the open of trading on or about January 25, 2011. The Company’s common stock is expected to be quoted on the OTC Bulletin Board on or about January 25, 2011; however, there is no assurance that its over the counter trading application will be approved. The Company intends to continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

As previously reported, on November 15, 2010, the Company received a notice from the Exchange stating that the Exchange staff determined that the Company had not timely regained compliance with the Exchange’s continued listing standards in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Exchange’s Company Guide because the Company’s stockholders’ equity is less than $6,000,000 and that, accordingly, the Company’s common stock was subject to being delisted from the Exchange. In accordance with Sections 1009(d) and 1203 of the Exchange’s Company Guide, the Company appealed the determination and requested a hearing before the Exchange’s Listing Qualifications Panel. The hearing was scheduled to occur on January 20, 2011.

Item 8.01    Other Events.

           On January 21, 2011, the Company issued a press release announcing the foregoing. The reader is advised to read this press release in its entirety. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statement and Exhibits

    (d) Exhibits.

    99.1  Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date:  January 21, 2011